UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 30, 2013

First Data Corporation

 (Exact name of registrant as specified in its charter)

Commission File Number: 001-11073

Delaware	47-0731996
(State or other jurisdiction	(IRS Employer
of incorporation)	Identification No.)

5565 Glenridge Connector, N.E.

Suite 2000

Atlanta, Georgia 30342

(Address of principal executive offices, including zip code)

(404) 890-2000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Item 1.01.  Entry into a Material Definitive Agreement

Senior Subordinated Notes due 2021

Overview

On May 30, 2013, the registrant, First Data Corporation (the “Company”) issued $750.0 million aggregate principal amount of 11.75% Senior Subordinated Notes due 2021 (the “Notes”), which mature on August 15, 2021, pursuant to an indenture, dated as of May 30, 2013, among the Company, the guarantors party thereto and Wells Fargo Bank, National Association, as trustee (the “Indenture”).

Interest on the Notes will be payable in cash on February 15 and August 15 of each year, commencing on February 15, 2014.  Interest on the Notes will accrue from May 30, 2013.

On May 30, 2013, the net proceeds of the issuance of the Notes were used to (1) repurchase $230 million of the Company’s $2,500 million aggregate principal amount of 11.25% Senior Subordinated Notes due 2016 (the “2016 Notes”) in a privately negotiated transaction with an existing holder of the 2016 Notes and (2) pay related fees and expenses.  The Company has opted to use the remaining proceeds of the issuance of the Notes, together with cash on hand, to optionally redeem on June 14, 2013 $520.0 million aggregate principal amount of the 2016 Notes, including premiums and accrued and unpaid interest.

The following is a brief description of the terms of the Notes and the Indenture.

Ranking

The Notes and the related guarantees are the Company’s and the guarantors’ senior unsecured subordinated obligations. Accordingly, they:

•                  are subordinated in right of payment to all of the Company’s existing and future senior indebtedness, including borrowings under the Company’s senior secured credit facilities and the Company’s existing senior notes;

•                  are effectively subordinated to all of the Company’s existing and future secured indebtedness, including indebtedness under the Company’s senior secured credit facilities, the Company’s existing senior secured notes, the Company’s existing senior secured second lien notes and any capital leases to the extent of the collateral securing such indebtedness;

•                  are structurally subordinated to any existing and future indebtedness and other liabilities of the Company’s non-guarantor subsidiaries (other than indebtedness and liabilities owed to the Company or one of the Company’s guarantor subsidiaries);

•                  rank equally in right of payment with all of the Company’s existing and future senior subordinated indebtedness, including the 2016 Notes; and

•                  rank senior in right of payment to any of the Company’s future indebtedness that is expressly subordinated to the Notes.

Guarantees

The Notes are jointly and severally and fully and unconditionally guaranteed on a senior unsecured subordinated basis by each of the Company’s existing and future direct and indirect wholly owned domestic subsidiaries  that guarantees the senior secured credit facilities.

Optional Redemption

Prior to May 15, 2016, the Company may redeem some or all of the Notes at a redemption price equal to 100% of the principal amount of the Notes redeemed plus an applicable make-whole premium plus accrued and unpaid interest and additional interest, if any, to the date of redemption, subject to the rights of holders of the Notes on the relevant record date to receive interest due on the relevant interest payment date.

On and after May 15, 2016, the Company may redeem the Notes, in whole or in part, at the redemption prices listed in the Indenture, plus accrued and unpaid interest thereon and additional interest, if any, to the applicable redemption date.

In addition, until May 15, 2016, the Company may, at its option, redeem up to 35% of the aggregate principal amount of the Notes at 111.750% with the net cash proceeds of one or more equity offerings.

Covenants

The Indenture contains covenants limiting the Company’s ability and the ability of its restricted subsidiaries to:

•                  incur additional debt or issue certain preferred shares;

•                  pay dividends on or make distributions in respect of the capital stock or make other restricted payments;

•                  make certain investments;

•                  sell certain assets;

•                  create liens on certain assets to secure debt ranking pari passu with or subordinated to the Notes;

•                  consolidate, merge, sell or otherwise dispose of all or substantially all of the Company’s assets;

•                  enter into certain transactions with affiliates; and

•                  designate the Company’s subsidiaries as unrestricted subsidiaries.

Events of Default

The Indenture also provides for events of default which, if any of them occurs, would permit or require the principal, premium, if any, interest, including additional interest, if any, and any other monetary obligations on all the then outstanding Notes to become or to be declared due and payable immediately.

The foregoing description of the Indenture is included to provide you with information regarding its terms. It does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Indenture, which is filed as Exhibit 4.1 hereto.

Registration Rights Agreement

On May 30, 2013, the Company, the guarantors of the Notes and the initial purchasers entered into a registration rights agreement with respect to the Notes described above (the “Registration Rights Agreement”). In the Registration Rights Agreement, the Company and the guarantors of the Notes have agreed that they will (1) file a registration statements on an appropriate registration form with respect to a registered offer to exchange the Notes for new notes guaranteed by the guarantors on a senior unsecured basis, with terms substantially identical in all material respects to the Notes and (2) use their reasonable best efforts to cause the exchange offer registration statement to be declared effective under the Securities Act of 1933, as amended.

The Company and the guarantors have agreed to use their reasonable best efforts to cause the exchange offer to be consummated or, if required, to have one or more shelf registration statements declared effective, within 360 days after the issue date of the Notes.

If Company and the guarantors fail to satisfy this obligation (a “registration default”), the annual interest rate on the Notes will increase by 0.25%. The annual interest rate on the Notes will increase by an additional 0.25% for each subsequent 90-day period during which the registration default continues, up to a maximum additional interest rate of 0.50% per year over the applicable interest rate listed in the Indenture. If the registration default is corrected, the applicable interest rate on such Notes will revert to the original level.

If the Company must pay additional interest, it will pay it to the noteholders in cash on the same dates that the Company makes other interest payments on the Notes, until the registration default is corrected.

The foregoing description of the Registration Rights Agreement is included to provide you with information regarding its terms. It does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Registration Rights Agreement, which is filed as Exhibit 4.2 hereto.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Exhibit
Exhibit 4.1	Indenture, dated as of May 30, 2013, by and among the Company, the guarantors named therein and Wells Fargo Bank, National Association, as Trustee.

Exhibit 4.2	Registration Rights Agreement, dated as of May 30, 2013, by and among the Company, the guarantors named therein and the several initial purchasers with respect to the Notes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Data Corporation
Date: May 30, 2013
	By:	/s/ Stanley J. Andersen
	Name:	Stanley J. Andersen
	Title:	Vice President and Assistant Secretary